Exhibit 4.01

FIRST AMENDMENT TO CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 28th day of April, 2005, by and among OUTBACK STEAKHOUSE, INC., a Delaware corporation (referred to herein as the “Borrower”), WACHOVIA BANK, NATIONAL ASSOCIATION (the “Bank”) and OUTBACK STEAKHOUSE OF FLORIDA, INC., CARRABBA’S ITALIAN GRILL, INC., OUTBACK STEAKHOUSE INTERNATIONAL, INC., OS CAPITAL, INC., OS PACIFIC, INC., OS PRIME, INC., BONEFISH GRILL, INC. and OUTBACK SPORTS, LLC (collectively referred to herein as the “Guarantors”).

R E C I T A L S:

The Borrower and the Bank have entered into a certain Credit Agreement dated April 27, 2004 (the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Guarantors executed that certain Guaranty Agreement (the “Guaranty Agreement”) dated April 27, 2004 to and for the benefit of the Bank in respect of the Borrower and Credit Agreement.

The Borrower and Guarantors have requested the Bank to amend the Credit Agreement to increase the Commitment of the Bank to be equal to $30,000,000, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Bank, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

2.1 Amendment to Section 1.01. (a) The following definitions set forth in Section 1.01 of the Credit Agreement are amended and restated to read as follows:

“Commitment” means $30,000,000 as such amount may be reduced from time to time pursuant to this Agreement.

SECTION 3. Modifications. The Borrower, the Guarantors and the Bank acknowledge and agree that: (1) prior to this Amendment the amount of the Commitment of the Bank was equal to $20,000,000; and (2) effective as of April 28, 2005 the Commitment of the Bank shall be increased by an amount equal to $10,000,000 and after giving effect to such increase, the Commitment of the Bank shall be equal to $30,000,000. The Borrower and Guarantors acknowledge and agree that the Commitment of the Bank shall not be further increased without the Bank’s prior written consent.

SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the following conditions, unless the Bank waives such conditions:

(a) receipt by the Bank from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) the Bank shall have received: (i) the duly executed Replacement Note for the account of the Bank; (ii) corporate resolutions and other evidence as the Bank may reasonably request, respecting the authorization, execution and delivery of this Amendment and the Replacement Note; and (iii) an opinion from counsel to the Borrowers and Guarantors in form and content satisfactory to the Bank; and

(c) the fact that the representations and warranties of the Borrowers and Guarantors contained in Section 6 of this Amendment shall be true on and as of the date hereof.

SECTION 5. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Bank does hereby reserve all of its rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Note. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, the Credit Agreement, as amended, being hereby ratified and affirmed. The Borrower and Guarantors hereby expressly agree that the Credit Agreement, as amended, is in full force and effect.

SECTION 6. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to the Bank as follows:

(a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an

Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Bank on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and the Replacement Note and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by it.

(c) This Amendment and the Replacement Note have been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitute legal, valid and binding obligations of the Borrower and each Guarantor enforceable against it in accordance with their terms, provided that such enforceability is subject to general principles of equity.

(d) The execution and delivery of this Amendment, the Replacement Note and the performance of the Borrower and Guarantors hereunder and thereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor is in contravention of or in conflict with the articles of incorporation, operating agreement, articles of organization or bylaws of the Borrower or any Guarantor, or the provisions of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or any Guarantor is party or by which the assets or properties of the Borrower and Guarantors are or may become bound.

SECTION 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 8. Governing Law. This Amendment shall be considered in accordance with and governed by the laws of the State of North Carolina.

SECTION 9. Consent by Guarantors. The Guarantors consent to the foregoing amendments. The Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Guaranty Agreement, said Guaranty Agreement being hereby ratified and affirmed. In furtherance and not in limitation of the foregoing, the Guarantors acknowledge and agree that the “Obligations” (as defined in the Guaranty Agreement) include, without limitation, the indebtedness, liabilities and obligations evidenced by the Replacement Note and the Advances made under the Commitment as increased by this Amendment. The Guarantors hereby expressly agree that the Guaranty Agreement, as hereby amended, is in full force and effect.

SECTION 10. Effective Date. This Amendment shall be effective as of April 28, 2005.

SECTION 11. Commitment. The Borrower, the Guarantors and the Bank acknowledge and agree, as of the effective date of this Amendment the aggregate amount of the Commitment of the Bank is equal to $30,000,000. The Borrower shall deliver to the Bank a replacement Note (in the amount of the Bank’s Commitment) (such Note is referred to herein as the “Replacement Note”), executed by the Borrower, in exchange for the Note of such Bank currently outstanding. All references contained in the Credit Agreement and the other Loan Documents to the Note shall mean and include the Replacement Note as supplemented, modified, amended, renewed or extended.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

OUTBACK STEAKHOUSE, INC.

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

GUARANTORS:

OUTBACK STEAKHOUSE OF FLORIDA, INC.,
a Florida corporation

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

CARRABBA’S ITALIAN GRILL, INC., a Florida
corporation

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

OUTBACK STEAKHOUSE INTERNATIONAL,
INC., a Florida corporation

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

OS CAPITAL, INC., a Delaware corporation

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

OS PACIFIC, INC., a Florida corporation

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

OS PRIME, INC., a Florida corporation

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

BONEFISH GRILL, INC., a Florida corporation

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

OUTBACK SPORTS, LLC., a Delaware limited
liability company

By:	/s/ Robert S. Merritt	(SEAL)
Robert S. Merritt, Treasurer

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WACHOVIA BANK, NATIONAL
ASSOCIATION

By:	/s/ Lynn E. Culbreath
Lynn E. Culbreath, Senior Vice President